                                                                    EXHIBIT 10.6

                                September 4, 2000

Jim Sinegal
999 Lake Drive
Issaquah, WA  98027


Dear Jim:

        This letter agreement confirms the terms of your employment with Costco Wholesale Corporation (the "Company"):

1. Employment. The Company employs you as its President and Chief Executive Officer.

2. Employment Term. The terms of this letter agreement cover one year, beginning September 4, 2000, and coinciding with the Company's fiscal year 2001, unless otherwise terminated as provided below. The parties may renew this letter agreement from year-to-year upon agreement.

3.   Salary and Benefits.

     (a) You will receive a base salary of $350,000 for fiscal year 2001. The base salary will be paid to you in accordance with the Company's standard payroll practices.

     (b) You will be eligible for a bonus of up to $200,000. The amount of any bonus will be determined by the Board of Directors or the Compensation Committee, and will be paid to you in accordance with the Company's standard practices.

     (c) You will be eligible for a stock option grant under the Company's stock option plan. The Board of Directors or the Compensation Committee will determine the amount of any grant.

     (d) All payments to you will be subject to withholding for taxes and other applicable withholding requirements.

     (e) You will be eligible to participate in the Company's employee benefit programs, in accordance with the terms and conditions of those programs.

4. Termination. The Company will have the right to terminate your employment at any time for "cause," as determined under applicable law and policies of the Company. You may terminate your employment at any time upon not less than sixty (60) days prior written notice.

5. Miscellaneous. This letter agreement represents our complete agreement on these subjects. We can only amend this letter agreement by signing a written amendment. This letter will be governed by Washington law in all respects.


     If you agree with the terms contained in this letter, please sign the enclosed copy of this letter and return it to me.


                                            Sincerely,



                                            Compensation Committee,
                                            Board of Directors,
                                            Costco Wholesale Corporation

                                            By:
                                               --------------------------
                                            John Meisenbach, Director


Acknowledged and agreed:


------------------------------
        Jim Sinegal

Dated:
      ------------------------